SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 10, 2004

YOUNG BROADCASTING INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25042	13-3339681
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

599 Lexington Avenue New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number: (212) 754-7070

Item 12. Results of Operations and Financial Condition.

On May 10, 2004, Young Broadcasting Inc. issued a press release announcing its financial results for the quarter ended March 31, 2004.  A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

This press release contains disclosure of station operating performance, which is a financial measure that is not calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  Tabular reconciliation of this non-GAAP measure to the most directly comparable financial measure calculated and presented in accordance with GAAP is presented on the last page of the press release.  Disclosure regarding management’s reasons for presenting this non-GAAP measure appears on page 2 of the press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YOUNG BROADCASTING INC.

Date: May 10, 2004	By:	/s/ James A. Morgan
James A. Morgan
Executive Vice President